Exhibit 15.1

August 9, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated August 9, 2011 on our review of interim financial information of NSTAR Electric Company for the three-month and six-month periods ended June 30, 2011 and 2010 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2011 is incorporated by reference in its Registration Statement on Form S-3 (No. 333-162401).

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts